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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

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                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported) November 26, 1997
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                          Lund International Holdings, Inc.
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                  (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-16319                  41-1568618
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(State or Other Jurisdiction of (Commission File Number)     (IRS Employer
       Incorporation)                                      Identification No.)


    911 Lund Boulevard, Anoka, Minnesota                        55303
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   (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code    (612) 576-4200
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            (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

    On November 26, 1997, Lund International Holdings, Inc., a Delaware corporation (the "Company"), announced it had executed an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 25, 1997, by and among the Company, Zephyros Acquisition Corporation ("Zephyros"), a Delaware corporation and a wholly-owned subsidiary of the Company, and Deflecta-Shield Corporation, a Delaware corporation ("Deflecta-Shield"). The Merger Agreement provides that Zephyros will commence an offer to purchase for $16.00 in cash all outstanding shares of common stock of Deflecta-Shield (the "Offer"). The Merger Agreement also provides that, among other things, as soon as practicable after the completion of the Offer and satisfaction or waiver, if permissible, of all conditions, Zephyros will be merged with and into Deflecta-Shield (the "Merger"). At the effective time of the Merger, each share of Common Stock of Deflecta-Shield then outstanding will be canceled and extinguished and converted into the right to receive $16.00 or any higher price per share paid in the Offer, in cash payable to the holder thereof without interest. The Company intends to finance the Offer and the Merger with its cash reserves, bank financing and the sale of additional equity. For a more complete description of the Offer, the Merger and the Merger Agreement, reference is made to the Schedule 14D-1 filed by the Company with the Securities and Exchange Commission on November 28, 1997, the responses to Items 1-8 of which are incorporated herein by reference.

    In connection with the equity financing portion of the Offer and the Merger, the Company agreed to sell to LIH Holdings II, LLC ("LIH II"), a Delaware limited liability company affiliated with Harvest Partners, Inc., a private investment firm ("Harvest Partners"), for a price of $12.67 per share, 874,400 shares of the Company's voting Common Stock, par value $.10 per share and 1,493,398 shares of the Company's non-voting Series A Preferred Stock, par value $.01 per share, giving entities affiliated with Harvest Partners an aggregate of 48.6% of the voting securities of the Company.

    The per share purchase price of $12.67 was determined by computing the average closing price for a share of the Company's Common Stock for the 20 business days prior to November 25, 1997 and was higher than the closing price on November 24, 1997. The Investment Agreement between the Company and LIH II, setting forth the terms and conditions of the stock purchase transaction, contains customary representations, warranties, covenants and conditions. The closing of the stock purchase transaction is contingent upon the closing of the Offer.

    The stock purchase transaction between LIH II and the Company, as well as the Amended and Restated Governance Agreement among the Company, LIH II and LIH Holdings, LLC, a Delaware limited liability company ("LIH") and an affiliate of Harvest Partners (described more fully below), were considered and approved by the independent directors of the Company's Board of Directors. The Company's Board of Directors received an opinion from

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Piper Jaffray Inc. that the consideration received by the Company for the shares was fair to the Company from a financial point of view.

    The Series A Preferred Stock is non-voting and converts on a one-for-one basis to Class B-1 Common Stock only upon the approval of the Company's shareholders at a duly constituted meeting. The Company has agreed to call such a meeting and use its best efforts to obtain such approval as soon as practicable following the closing of the purchase, which will occur contemporaneously with the closing of the Offer. In the event that shareholder approval is not obtained by April 30, 1998, quarterly dividends on the Preferred Stock, at the annual rate of 15%, will begin to accrue, with the initial quarterly dividend payment due July 31, 1998. The Company may redeem the Preferred Stock for the purchase price plus accrued but unpaid dividends commencing seven years from the date of purchase. The Company has received the indication of Harvest Partners that it expects LIH and LIH II to vote their shares of Common Stock to approve the conversion of the Series A Preferred Stock into Class B-1 Common Stock. Although the Preferred Stock has no voting rights, it may vote as required by law and in certain limited instances in connection with a merger or similar transaction.

    The Company has agreed not to issue any series or class of preferred stock senior to the Series A Preferred Stock.

    The Class B-1 Common Stock, which is also non-voting, automatically converts on a one-for-one basis into shares of voting Common Stock (assuming the shareholders approve the Certificate of Designation of the Class B-1 Common Stock, which approval will be sought at the same shareholder meeting at which approval of the conversion of the Series A Preferred Stock into Class B-1 Common Stock is sought), on September 9, 2000 (the termination date of the Governance Agreement) or, if earlier, the first to occur of the following:

    a.   the affirmative vote of a majority of the Company's Independent
         Directors;

    b. any transfer of shares of Class B-1 Common Stock, other than any such transfer (i) by LIH, LIH II, or any of their respective Affiliates or Associates to any person or entity if, immediately after giving effect to such transfer and conversion, the transferee and its Affiliates and Associates would hold more than 49% of the voting Common Stock or (ii) to LIH, LIH II, or any of their respective Affiliates or Associates; or

    c. the first date as of which LIH, LIH II and their respective Affiliates and Associates own (beneficially and of record), in the aggregate, more than 50% of the outstanding shares of voting Common Stock in a transaction that is permitted by, or is effected in accordance with the terms of, the Governance Agreement.

    In connection with the stock purchase transaction, LIH II, the Company and LIH agreed to enter into an Amended and Restated Governance Agreement (the "Agreement"). The purpose of the Agreement was to make LIH II a party to that certain Governance Agreement, dated September 9, 1997, which had previously been executed by the Company and LIH in connection

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with the purchase by LIH of 1,686,893 shares of the Company's voting Common
Stock from the principal shareholder of the Company and members of his family.

    The Agreement provides that LIH and LIH II (collectively, the "LIH Entities") shall not, and will not permit any of their Associates or Affiliates (as defined in the Agreement) to, beneficially own collectively more than 2,561,293 shares (the "Permitted Shares") of the Company's voting common stock; provided, however, that this restriction shall not apply in the event of a tender or exchange offer for 50% or more of the total outstanding voting securities of the Company that is initiated by a party other than the Company, the LIH Entities, any of their Affiliates or Associates, or any person acting in concert with the LIH Entities or any of their Affiliates or Associates. The number of Permitted Shares shall be increased to include the number of shares of Common Stock into which the shares of Class B-1 Common stock are ultimately converted, when such shares of Class B-1 Common Stock are converted. The Agreement also provides that the Company can issue shares of its common stock directly to the LIH Entities or their Affiliates or Associates with the approval of a majority of the Company's independent directors. In addition, the Agreement provides that, prior to its termination, the LIH Entities, and each Affiliate or Associate thereof which acquire shares of the Company's Common Stock pursuant to the terms of the Agreement, will not transfer beneficial ownership of such shares to any other Affiliate or Associate unless such third party becomes a signatory to the Agreement.

    The Agreement provides that the number of directors comprising the Company's Board of Directors after the closing under the Investment Agreement (the "Closing") shall be seven, including one individual nominated by LIH; one individual nominated by LIH II; the Company's Chief Executive Officer; and four independent directors.

    The Agreement provides that the Company and the LIH Entities shall use their best efforts to cause the composition of the Company's Board of Directors to continue to reflect the same proportion of directors selected by the LIH Entities, independent directors and management set forth above. The Agreement also provides that in the event that the aggregate number of shares of the Company's common stock owned by the LIH Entities and any of their Affiliates or Associates falls below 50% of the number of shares of such stock originally acquired by LIH, LIH's right to nominate an individual to the Company's Board of Directors terminates. If the holdings of the LIH Entities in the Company fall below 5% of the number of shares of the Company's Common Stock, LIH II's right to nominate an individual to the Company's Board of Directors terminates.

    Finally, the Agreement provides that approval by the Company's Board of Directors of certain corporate transactions requires the affirmative vote of a majority of directors, which majority includes the LIH II Director. Such matters include, but are not limited to, the following: (i) any amendment to the Certificate of Incorporation or Bylaws of the Company; (ii) any acquisition of another business; (iii) any extraordinary sale, lease, transfer or other disposition of the Company's assets, the book value of which exceeds 2% of the consolidated assets of the Company; (iv) any reclassification, combination, split or similar event involving any debt or equity securities of the Company;
(v) any declaration or payment of any dividend or

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distribution with respect to shares of the Company's capital stock; and (vi) any incurrence of indebtedness not in the ordinary course of the Company's business, if the aggregate amount of such indebtedness, on a consolidated basis, exceeds $5,000,000.

    Based upon the foregoing, the Company has not determined that a change of control would occur upon the closing of the stock purchase transaction.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  EXHIBITS

         10.1 Investment Agreement, dated November 25, 1997, by and between LIH Holdings II, LLC and Lund International Holdings, Inc..

         10.2 Form of Amended and Restated Governance Agreement, dated November 25, 1997, among Lund International Holdings, Inc., LIH Holdings, LLC and LIH Holdings II, LLC.

         10.3 Agreement and Plan of Merger, dated as of November 25, 1997, among Lund International Holdings, Inc., Zephyros Acquisition Corporation and Deflecta-Shield Corporation (incorporated by reference to Exhibit (c)(1) the Company's Schedule 14D-1, filed with the Securities and Exchange Commission on November 28,
              1997).

         10.4 Stockholders Agreement, dated as of November 25, 1997, between Lund International Holdings, Inc. and Mark C. Mamolen (incorporated by reference to Exhibit (c)(2) of the Company's
              Schedule 14D-1, filed with the Securities and Exchange Commission on November 28, 1997).

         10.5 Stockholders Agreement, dated as of November 25, 1997, between Lund International Holdings, Inc. and Charles S. Meyer (incorporated by reference to Exhibit (c)(3) of the Company's
              Schedule 14D-1, filed with the Securities and Exchange Commission on November 28, 1997).

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LUND INTERNATIONAL HOLDINGS, INC.



Dated:    December 2, 1997        By:  /s/ William J. McMahon
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                                       William J. McMahon
                                       Its President

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                                    EXHIBIT INDEX


Exhibit Number                              Description
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    10.1           Investment Agreement, dated November 25, 1997, by and
                   between LIH Holdings II, LLC and Lund International Holdings, Inc.

    10.2 Form of Amended and Restated Governance Agreement, dated November 25, 1997, among Lund International Holdings, Inc., LIH Holdings, LLC and LIH Holdings II, LLC.

    10.3 Agreement and Plan of Merger, dated as of November 25, 1997, among Lund International Holdings, Inc., Zephyros Acquisition Corporation and Deflecta-Shield Corporation (incorporated by reference to Exhibit (c)(1) the Company's
                   Schedule 14D-1, filed with the Securities and Exchange Commission on November 28, 1997.

    10.4 Stockholders Agreement, dated as of November 25, 1997, between Lund International Holdings, Inc. and Mark C. Mamolen (incorporated by reference to Exhibit (c)(2) of the Company's Schedule 14D-1, filed with the Securities and Exchange Commission on November 28, 1997).

    10.5 Stockholders Agreement, dated as of November 25, 1997, between Lund International Holdings, Inc. and Charles S. Meyer (incorporated by reference to Exhibit (c)(3) of the Company's Schedule 14D-1, filed with the Securities and Exchange Commission on November 28, 1997).